Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 31, 2017 on the 2016 and 2015 consolidated financial statements included in the Annual Report of Bright Mountain Media, Inc. on Form 10-K for each of the years in the two-year period ended December 31, 2016.  We hereby consent to the incorporation by reference of said report in the Registration Statement of Bright Mountain Media, Inc. on Form S-8 (File No. 333-204882).

/s/ Liggett & Webb, P.A.

LIGGETT & WEBB, P.A.

Boynton Beach, FL

March 31, 2017